UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 28, 2008

Noven Pharmaceuticals, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-17254	59-2767632
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11960 S.W. 144th Street, Miami, Florida		33186
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	305-253-5099

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On May 28, 2008, Noven Pharmaceuticals, Inc. ("Noven") and Peter Brandt, its President and Chief Executive Officer, entered into an Amended and Restated Restricted Stock Agreement (the "Amended Agreement"), which amends Section 5 of the Restricted Stock Agreement between Noven and Mr. Brandt, dated April 29, 2008 (the "Agreement"). Under the original Agreement, Mr. Brandt did not have the right to vote the shares of restricted stock underlying the Agreement until the shares had vested. Under Section 5 of the Amended Agreement, Mr. Brandt has been granted the right to vote the shares of restricted stock, whether or not such shares are vested. The purpose of the amendment to Section 5 is to make Mr. Brandt's Restricted Stock Agreement consistent with Noven's other restricted stock agreements.

The foregoing description of the Amended Agreement is qualified in its entirety by reference to the full text of the Amended Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Noven Pharmaceuticals, Inc.

June 2, 2008	By:	/s/ Jeff Mihm

Name: Jeff Mihm
Title: Vice President, General Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Amended and Restated Restricted Stock Agreement between Peter Brandt and Noven, dated May 28, 2008